EXHIBIT 2(J)

                               CUSTODIAN AGREEMENT

             FIRST AMERICAN MINNESOTA MUNICIPAL INCOME FUND II, INC.

                         U.S. BANK NATIONAL ASSOCIATION


         THIS AGREEMENT, is made this 4th day of November, 2002, by and between First American Minnesota Municipal Income Fund II, Inc., a Minnesota corporation (hereinafter called the "Fund"), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (hereinafter called the "Custodian").

                                   WITNESSETH:

         WHEREAS, the Fund desires that its securities and cash shall be hereafter held and administered by the Custodian, pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Fund and the Custodian agree as follows:

                             ARTICLE 1. DEFINITIONS

         The word "Securities" as used herein shall be construed to include, without being limited to, shares, stocks, treasury stocks, including any stocks of the Fund, options, notes, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreements, collateral trust certificates, reorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, fractional or undivided interests in oil, gas, or other mineral rights, or any certificates of interest or participation in, temporary or interim certificates for, receipts for, guarantees of, or warrants or rights to subscribe to or purchase any of the foregoing, acceptances and other obligations, and any evidence of any right or interest in or to any property or assets, financial futures contracts and options thereon, and any other interest or instrument commonly known as a security or commodity.

         The words "Written Order from the Fund" shall mean a request or direction or certification in writing directed to the Custodian and signed in the name of the Fund by any two of the individuals designated in the current certified list referred to in Article 2, provided that one of the individuals so signing shall be an officer of the Fund designated in said current certified list.

           ARTICLE 2. NAMES, TITLES AND SIGNATURES OF FUND'S OFFICERS

         The Fund shall certify to the Custodian the names, titles, and signatures of officers and other persons who are authorized to give Written Orders to the Custodian on behalf of the Fund. The Fund agrees that, whenever any change in such authorization occurs, it will file with the





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Custodian a new certified list of names, titles, and signatures which shall be signed by at least one officer previously certified to the Custodian if any such officer still holds an office in the Fund. The Custodian is authorized to rely and act upon the names, titles, and signatures of the individuals as they appear in the most recent such certified list which has been delivered to the Custodian as hereinbefore provided.

                   ARTICLE 3. RECEIPT AND DISBURSING OF MONEY

         SECTION 1. The Fund shall from time to time cause cash owned by the Fund to be delivered or paid to the Custodian, but the Custodian shall not be under any obligation or duty to determine whether all cash of the Fund is being so deposited or to take any action or to give any notice with respect to cash not so deposited. The Custodian agrees to hold such cash, together with any other sum collected or received by it for or on behalf of the Fund. The Custodian shall make payments of cash for the account of the Fund only:

         (a) for bills, statements and other obligations of the Fund (including but not limited to obligations in connection with the conversion, exchange or surrender of securities owned by the Fund, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of the Fund) pursuant to Written Orders from the Fund setting forth the name of the person to whom payment is to be made, the amount of the payment, and the purpose of the payment;

         (b)      as provided in Article 4 hereof; and

         (c)      upon the termination of this Agreement.

         SECTION 2. The Custodian is hereby appointed the attorney-in-fact of the Fund to enforce and collect all checks, drafts, or other orders for the payment of money received by the Custodian for the account of the Fund and drawn to or to the order of the Fund and to deposit them in said Custodian Account of the Fund.

                        ARTICLE 4. RECEIPT OF SECURITIES

         The Fund agrees to place all of its Securities in the custody of the Custodian but the Custodian shall not be under any obligation or duty to determine whether all Securities of the Fund are being so deposited, or to require that they be so deposited, or to take any action or give any notice with respect to the Securities not so deposited. The Custodian agrees to hold such Securities for the account of the Fund, in the name of the Fund or of bearer or of a nominee of the Custodian, and in conformity with the terms of this Agreement. The Custodian also agrees, upon Written Order from the Fund, to receive from persons other than the Fund and to hold for the account of the Fund Securities specified in said Written Order, and, if the same are in proper form, to cause payment to be made therefor to the persons from whom such Securities were received, from the funds of the Fund held by it in said Custodian Account in the amounts provided and in the manner directed by the Written Order from the Fund.




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         The Custodian agrees that all Securities of the Fund placed in its custody shall be kept physically segregated at all times from those of any other person, firm, or corporation, and shall be held by the Custodian with all reasonable precautions for the safekeeping thereof, with safeguards substantially equivalent to those maintained by the Custodian for its own Securities.

         Subject to such rules, regulations, and orders as the Securities and Exchange Commission may adopt, the Fund may direct the Custodian to deposit all or any part of the Securities owned by the Fund in a system for the central handling of Securities established by a national securities exchange or a national securities association registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, pursuant to which system all Securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such Securities, provided that all such deposits shall be subject to withdrawal only at the direction of the Fund.

           ARTICLE 5. TRANSFER, EXCHANGE, AND DELIVERY OF SECURITIES

         The Custodian agrees to transfer, exchange, or deliver Securities as provided in Article 6, or on receipt by it of, and in accordance with, a Written Order from the Fund in which the Fund shall state specifically which of the following cases is covered thereby, provided that it shall not be the responsibility of the Custodian to determine the propriety or legality of any such order:

         (a) In the case of deliveries of Securities sold by the Fund, against receipt by the Custodian of the proceeds of sale and after receipt of a confirmation from a broker or dealer with respect to the transaction;

         (b) In the case of deliveries of Securities which may mature or be called, redeemed, retired, or otherwise become payable, against receipt by the Custodian of the sums payable thereon or against interim receipts or other proper delivery receipts;

         (c) In the case of deliveries of Securities which are to be transferred to and registered in the name of the Fund or of a nominee of the Custodian and delivered to the Custodian for the account of the Fund, against receipt by the Custodian of interim receipts or other proper delivery receipts;

         (d) In the case of deliveries of Securities to the issuer thereof, its transfer agent or other proper agent, or to any committee or other organization for exchange for other Securities to be delivered to the Custodian in connection with a reorganization or recapitalization of the issuer or any split-up or similar transaction involving such Securities, against receipt by the Custodian of such other Securities or against interim receipts or other proper delivery receipts;

         (e) In the case of deliveries of temporary certificates in exchange for permanent certificates, against receipt by the Custodian of such permanent certificates or against interim receipts or other proper delivery receipts;





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         (f)      In the case of deliveries of Securities upon conversion
                  thereof into other Securities, against receipt by the Custodian of such other Securities or against interim receipts or other proper delivery receipts;

         (g) In the case of deliveries of Securities in exchange for other Securities (whether or not such transactions also involve the receipt or payment of cash), against receipt by the Custodian of such other Securities or against interim receipts or other proper delivery receipts;

         (h) In a case not covered by the preceding paragraphs of this Article, upon receipt of a resolution adopted by the Board of Directors of the Fund, signed by an officer of the Fund and certified to by the Secretary, specifying the Securities and assets to be transferred, exchanged, or delivered, the purposes for which such delivery is being made, declaring such purposes to be proper corporate purposes, and naming a person or persons (each of whom shall be a properly bonded officer or employee of the Fund) to whom such transfer, exchange, or delivery is to be made; and

         (i)      In the case of deliveries pursuant to paragraphs (a), (b),
                  (c), (d), (e), (f), and (g) above, the Written Order from the Fund shall direct that the proceeds of any Securities delivered, or Securities or other assets exchanges for or in lieu of Securities so delivered, are to be delivered to the Custodian.

                ARTICLE 6. CUSTODIAN'S ACTS WITHOUT INSTRUCTIONS

         Unless and until the Custodian receives contrary Written Orders from the Fund, the Custodian shall without order from the Fund:

         (a) Present for payment all bills, notes, checks, drafts, and similar items, and all coupons or other income items (except stock dividends), held or received for the account of the Fund, and which require presentation in the ordinary course of business, and credit such items to the aforesaid Custodian Account of the Fund pursuant to Custodian's then current funds availability schedule; but Custodian shall have no duty to take action to effect collection of any amount if the assets upon which such payment is due are in default or if payment is refused after due demand and presentation;

         (b) Present for payment all Securities which may mature or be called, redeemed, retired, or otherwise become payable and credit such items to the aforesaid Custodian Account of the Fund pursuant to Custodian's then current funds availability schedule; but Custodian shall have no duty to take action to effect collection of any amount if the assets upon which such payment is due are in default or if payment is refused after due demand and presentation;

         (c) Hold for and credit to the account of the Fund all shares of stock and other Securities received as stock dividends or as the result of a stock split or otherwise from or on account of Securities of the Fund, and notify the Fund promptly of the receipt of such items;




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         (d)      Deposit any cash received by it from, for or on behalf of the
                  Fund to the credit of the Fund in the aforesaid Custodian Account (in its own deposit department without liability for interest);

         (e) Charge against the aforesaid Custodian Account for Fund disbursements authorized to be made by the Custodian hereunder and actually made by it, and notify the Fund of such charges at least once a month;

         (f) Deliver Securities which are to be transferred to and reissued in the name of the Fund, or of a nominee of the Custodian for the account of the Fund, and temporary certificates which are to be exchanged for permanent certificates, to a proper transfer agent for such purpose against interim receipts or other proper delivery receipts; and

         (g) Hold for disposition in accordance with Written Orders from the Fund hereunder all options, rights, and similar Securities which may be received by the Custodian and which are issued with respect to any securities held by it hereunder, and notify the Fund promptly of the receipt of such items.

                         ARTICLE 7. DELIVERY OF PROXIES

         The Custodian shall deliver promptly to the Fund all proxies, written notices, and communications with relation to Securities held by it which it may receive from securities issuers or obligors and/or via the industry standard information services to which Custodian subscribes.

                              ARTICLE 8. TRANSFER

         The Fund shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer any Securities which it may hold for the Fund. For the purpose of facilitating the handling of Securities, unless the Fund shall otherwise direct by Written Order, the Custodian is authorized to hold Securities deposited with it under this Agreement in the name of its registered nominee or nominees (as defined in the Internal Revenue Code and any Regulations of the United States Treasury Department issued thereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes) and shall execute and deliver such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. The Custodian shall advise the Fund of the certificate number of each certificate so presented for transfer and that of the certificate received in exchange therefor, and shall use its best efforts to the end that the specific Securities held by it hereunder shall be at all times identifiable.

               ARTICLE 9. TRANSFER TAXES AND OTHER DISBURSEMENTS

         The Fund shall pay or reimburse the Custodian for any transfer taxes payable upon transfers of Securities made hereunder, including transfers incident to the termination of this Agreement, and for all other necessary and proper disbursements, advances and expenses made or incurred by the Custodian in the performance or incident to the termination of this Agreement, and the Custodian shall have a lien upon any cash or Securities held by it for the account of the Fund for all such items, enforceable, after thirty days' Written Notice by registered mail to the



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Fund, by the sale of sufficient Securities to satisfy such lien. In the event that any advance of funds is made by Custodian on behalf of the Fund, the Fund agrees to repay the Custodian on demand the amount of the advance plus accrued interest at the then effective Federal funds rate. The Custodian may reimburse itself by deducting from the proceeds of any sale of Securities an amount sufficient to pay any transfer taxes payable upon the transfer of Securities sold. The Custodian shall execute such certificates in connection with Securities delivered to it under this Agreement as may be required, under the provision of any federal revenue act and any Regulations of the Treasury Department issued thereunder or any state laws, to exempt from taxation any transfers and/or deliveries of any such Securities as may qualify for such exemption.

       ARTICLE 10. CUSTODIAN'S LIABILITY FOR PROCEEDS OF SECURITIES SOLD

         If the mode of payment for Securities to be delivered by the Custodian is not specified in the Written Order from the Fund directing such delivery, the Custodian shall make delivery of such Securities against receipt by it of cash, a postal money order or a check drawn by a bank, trust company, or other banking institution, or by a broker named in such Written Order from the Fund, for the amount the Custodian is directed to receive. The Custodian shall be liable for the proceeds of any delivery of Securities made pursuant to this Article, but provided that it has complied with the provisions of this Article, only to the extent that such proceeds are actually received.

                         ARTICLE 11. CUSTODIAN'S REPORT

         The Custodian shall furnish the Fund, as of the close of business on the last business day of each month, a statement showing all cash transactions and entries for the account of the Fund. The books and records of the Custodian pertaining to its actions as Custodian under this Agreement shall be open to inspection and audit, at reasonable times, by officers of, and auditors employed by, the Fund. The Custodian shall furnish the Fund with a list of the Securities held by it in custody for the account of the Fund as of the close of business on the last business day of each quarter of the Fund's fiscal year.

                      ARTICLE 12. CUSTODIAN'S COMPENSATION

         The Custodian shall be paid compensation at such rates and at such times as may from time to time be agreed on in writing by the parties hereto, and the Custodian shall have a lien for unpaid compensation, to the date of termination of this Agreement, upon any cash or Securities held by it for the Fund, enforceable in the manner specified in Article 9 hereof. Unless and until the Funds and the Custodian agree otherwise in writing, such compensation to the Custodian shall be payable monthly at the annual rate, as a percentage of the Fund's average daily assets, of 0.015%.

          ARTICLE 13. DURATION, TERMINATION AND AMENDMENT OF AGREEMENT

         This Agreement shall remain in effect, as it may from time to time be amended, until it shall have been terminated as hereinafter provided, but no such alteration or termination shall affect or impair any rights or liabilities arising out of any acts or omissions to act occurring prior to such amendment or termination.




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         The Custodian may terminate this Agreement by giving the Fund ninety days written notice of such termination by registered mail addressed to the Fund at its principal place of business.

         The Fund may terminate this Agreement by giving ninety days written notice thereof delivered, together with a copy of the resolution of the Board of Directors authorizing such termination and certified by the Secretary of the Fund, by registered mail to the Custodian at its principal place of business.

         Upon termination of this Agreement, the assets of the Fund held by the Custodian shall be delivered by the Custodian to a successor custodian upon receipt by the Custodian of a copy of the resolution of the Board of Directors of the Fund, certified by the Secretary, designating the successor custodian; and if no successor custodian is designated the Custodian shall, upon such termination, deliver all such assets to the Fund.

         This Agreement may be amended at any time by the mutual agreement of the Fund and the Custodian. This Agreement may not be assigned by the Custodian without the consent of the Fund, authorized or approved by a resolution of its Board of Directors.

                        ARTICLE 14. SUCCESSOR CUSTODIAN

         Any bank or trust company into which the Custodian or any successor custodian may be merged or converted or with which it or any successor custodian may be consolidated, or any bank or trust company resulting from any merger, conversion or consolidation to which the Custodian or any successor custodian shall be a party, or any bank or trust company succeeding, to the business of the Custodian, shall be and become the successor custodian without the execution of any instrument or any further act on the part of the Fund or the Custodian or any successor custodian.

         Any successor custodian shall have all the power, duties, and obligations of the preceding custodian under this Agreement and any amendments thereof and shall succeed to all the exemptions and privileges of the preceding custodian under this Agreement and any amendments thereof.

                              ARTICLE 15. GENERAL

         Nothing expressed or mentioned in or to be implied from any provisions of this Agreement is intended to give or shall be construed to give any person or corporation other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or provision herein contained, this Agreement and all of the covenants, conditions and provisions hereof being intended to be, and being, for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

         It is the purpose and intention of the parties hereto that the Fund shall retain all the power, rights and responsibilities of determining policy, exercising discretion and making decisions with respect to the purchase, or other acquisitions, and the sale, or other disposition, of all of its Securities, and that the duties and responsibilities of the Custodian hereunder shall be limited to receiving and safeguarding the assets and Securities of the Fund and to delivering or






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disposing of them pursuant to the Written Order of the Fund as aforesaid and the
Custodian shall have no authority, duty or responsibility for the investment policy of the Fund or for any acts of the Fund in buying or otherwise acquiring, or in selling or otherwise disposing of, any Securities, except as hereinbefore specifically set forth.

         The Custodian shall in no case or event permit the withdrawal of any money or Securities of the Fund upon the mere receipt of any director, officer, employee or agent of the Fund, but shall hold such money and Securities for disposition under the procedures herein set forth.

                     ARTICLE 16. INSTRUCTIONS TO CUSTODIAN

         The Custodian may, when it deems it expedient, apply to the Fund, or to counsel for the Fund, or to its own counsel, for instructions and advice; and the Custodian shall not be liable for any action taken by it in accordance with the written instructions or advice of the Fund or of counsel for the Fund.

                       ARTICLE 17. INDEMNIFICATION, ETC.

         The Custodian shall hold harmless and indemnify the Fund from and against any claims, loss, liability or expense (collectively a "Claim") arising out of the Custodian's failure to comply with the terms of this Agreement or arising out of the Custodian's negligence, willful misconduct, or bad faith. The Custodian shall not be liable for consequential, special or punitive damages. The Custodian may reasonably request and obtain the advice and opinion of counsel for the Fund, or of its own counsel with respect to questions or matters of law, and it shall be without liability to the Fund for any action taken or omitted by it in good faith, in conformity with such advice or opinion.

         The Fund agrees to indemnify and hold the Custodian harmless from and against any Claim arising from the Custodian's performance of its duties hereunder or its actions taken at the direction of the Fund, provided that the Custodian shall not be indemnified for any Claim arising out of the Custodian's failure to comply with the terms of this Agreement or arising out of the Custodian's negligence, bad faith or willful misconduct. The Fund shall not be liable for consequential, special or punitive damages.

         The Custodian may rely upon the advice of the Fund and upon statements of the Fund's accountants and other persons believed by it in good faith to be experts in matters upon which they are consulted, and the Custodian shall not be liable for any actions taken in good faith without negligence in reliance upon such statements.

         If the Fund requires the Custodian in any capacity to take, with respect to any securities, any action which involves the payment of money by it, or which in the Custodian's opinion might make it or its nominee liable for payment of monies or in any other way, the Custodian, upon notice to the Fund given prior to such actions, shall be and be kept indemnified by the Fund in an amount and form satisfactory to the Custodian against any liability on account of such action.





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         The Custodian shall be entitled to receive, and the Fund agrees to pay to the Custodian, on demand, reimbursement for such cash disbursements, costs and expenses as may be agreed upon from time to time by the Custodian and the Fund.

         The Custodian shall be protected in acting as custodian hereunder upon any instructions, advice, notice, request, consent, certificate or other instrument or paper reasonably appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from the Fund hereunder, a certificate signed by the Fund's President, or other officer specifically authorized for such purpose.

         Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

         (a) The validity of the issue of any securities purchased by or for the Fund, the legality of the purchase thereof or evidence of ownership required by the Fund to be received by Custodian, or the propriety of the decision to purchase or amount paid therefore; or

         (b) The legality of the sale of any securities by or for the Fund, or the propriety of the amount for which the same are sold.

         The Custodian shall not be liable for any loss or diminution of securities by reason of investment experience or for its actions taken in reliance upon an instruction from the Fund.

         The Custodian shall not be liable for, or considered to be Custodian of, any money represented by any check, draft, wire transfer, clearing house funds, uncollected funds, or instrument for the payment or money received by it on behalf of the Fund, until the Custodian actually receives such money, provided only that it shall advise the Fund promptly if it fails to receive any such money in the ordinary course of business, and use its best efforts and cooperate with the Fund toward the end that such money shall be received.

         The Custodian shall not be responsible for loss occasioned by the acts, neglect, defaults or insolvency of any broker, bank trust company, or any other person with whom the Custodian may deal in the absence of negligence, or bad faith on the part of the Custodian.

                           ARTICLE 18. EFFECTIVE DATE

         This agreement shall become effective when it is executed and delivered by the parties hereto, which date shall not precede the date it shall have been approved by the Board of Directors of the Fund. The Fund shall transmit to the Custodian promptly after such approval by said Board of Directors a copy of its resolution embodying such approval, certified by the Secretary of the Fund.




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                           ARTICLE 19. GOVERNING LAW

         This agreement is executed and delivered in Minneapolis, Minnesota and the laws of the State of Minnesota shall be controlling and shall govern the construction, validity and effect of this contract.

         IN WITNESS WHEREOF, the Fund and the Custodian have caused this Agreement to be executed in duplicate as of the date first above written by their duly authorized officers.

                           FIRST AMERICAN MINNESOTA MUNICIPAL
                           INCOME FUND II, INC.


                           By   /s/ Jeffrey M. Wilson
                             ----------------------------------------
                                Its Vice President
                                   ----------------------------------


                           U.S. BANK NATIONAL ASSOCIATION


                           By   /s/ Mark Dowling
                             ----------------------------------------
                                Its Vice President
                                   ----------------------------------









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